UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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(RULE 14c-101)

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of the Securities Exchange Act of 1934

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China Senior Living Industry International Holding Corporation

(Name of Registrant as Specified in Its Charter)

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China Senior Living Industry International Holding Corporation

7F, No. 247, No. 28, Xi Hua South Rd., High-Tech Zone,

Xian Yang City, Shaanxi Province, PRC 712000

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN to all stockholders that an action of China Senior Living Industry International Holding Corporation, a Nevada corporation (the "Company"), was taken on December 31, 2015 by the holders representing not less than two-thirds of the outstanding shares of common stock of the Company in accordance with Sections 78.335 of the Nevada Revised Statutes ("NRS"):

(i)

The election of the following three directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Jincao Wu, Zhongyang Shang (chairman), and Meng Wu.

The enclosed information statement contains information pertaining to the matter acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Date: December 31, 2015	By:	/s/ Jincao Wu
Jincao Wu
Chief Executive Officer

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China Senior Living Industry International Holding Corporation

7F, No. 247, No. 28, Xi Hua South Rd., High-Tech Zone,

Xian Yang City, Shaanxi Province, PRC 712000

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting in lieu of the 2015 annual meeting of stockholders to elect members of board of directors as described in this information statement. We are mailing this information statement to our stockholders on or about January 4, 2016. No action is requested or required on your part.

What action was taken by written consent?

We obtained stockholder consent to the following action:

(i)

The election of the following three directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Jincao Wu, Zhongyang Shang (chairman), and Meng Wu.

How many shares of common stock were outstanding on the date that we received stockholder approval?

On December 31, 2015, the date on which we received consent described above, there were 56,000,007 shares of common stock, par value $0.001 per share, outstanding.

What vote was obtained to elect directors?

We obtained the consent of the holders of 38,285,547 shares of common stock, representing approximately 68% of our outstanding common stock on December 31, 2015. As a result, we have obtained all stockholder approval necessary under Nevada law for the election of directors.

The consent was given by Jincao Wu, Wei Duan, Shuncheng Ma, Everwin Development Ltd (a Hong Kong company, "Everwin") whose beneficial owner is Ha Wing Keun, Wing Sum Company Ltd (a Hong Kong company, "Wing Sum") whose beneficial owner is Tam Mei Ling, Sharpmind Limited (a PRC company, "Sharpmind") whose beneficial owner is Yip Chun Yu, and Top Gain Limited (a Hong Kong company, "Top Gain") whose beneficial owner is Tam Ho Tsing. Jincao Wu, Wei Duan, Shuncheng Ma, Everwin, Wing Sum, Sharpmind, and Top Gain are hereinafter referred to as the "Consenting Stockholders." The Consenting Stockholders voted to not to elect one then-incumbent director, Shengli Liu, whose term as a director as well as chairman of the Board ended with the election of Jincao Wu, Zhongyang Shang, and Meng Wu as the sole directors of the Company.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Only one information statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this information statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered. We estimate our legal, transfer agency, printing, mailing and related costs associated with this information statement will be approximately $5,000.

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Is any additional action required for the election of directors?

This information statement is first being mailed or furnished to our stockholders on or about January 4, 2016. All action necessary for the election of directors under Nevada law has been taken.

ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our by-laws provide that the board of directors shall consist of between three and ten directors, as determined by the board of directors, but if no determination is made, the number is three. Prior to the election of Jincao Wu, Zhongyang Shang, and Meng Wu as directors, our board of directors consisted of two directors. Each director will serve until his or her successor is elected and qualified. The Consenting Stockholders voted not to include one of the then-incumbent directors, Shengli Liu, as a result of which his term in office ended with the election of Jincao Wu, Zhongyang Shang, and Meng Wu as the sole directors of the Company. The board intends to seek to appoint one or more additional directors who will be independent directors.

The directors named in this information statement were elected by the Consenting Stockholders. The Company does not have a nominating committee.

All of the directors have consented to being named in this information statement and to serve. The following table sets forth certain information concerning the directors.

Name	Age	Principal Occupation or Employment	Director Since
Jincao Wu	44	Director and chief executive officer of the Company; president and chief executive officer of Shaanxi Yifuge (as defined below)	September 2015

Zhongyang Shang	63	Director and chairman of the board of directors of the Company; director and vice president of Shaanxi Yifuge (as defined below)	December 2015

Meng Wu	26	Director of the Company; assistant to the manager of Shaanxi Yifuge (as defined below)	December 2015

Jincao Wu has served as our director and chief executive officer since September 2015. She has also served as the president and chief executive officer of Shaanxi Yifuge Investments and Assets Co, Ltd. ("Shaanxi Yifuge"), a PRC-based senior living facilities management company, since she founded the company in November 2011. She is also the founder of Xianyang Yifuge Retirement Home, a PRC-based retirement home providing services to the elderly, and has served as its managing director since November 2008. Ms. Wu holds a B.S. in finance from Shaanxi Institute of Finance and Economics.

Zhongyang Shang has served as director and vice manager of Shaanxi Yifuge since December 2012. From November 2008 to December 2012, Mr. Shang served as the consultant of Xianyang Yifuge Retirement Home. Mr. Shang holds a B.S. in economic management from the Central Party School of the Communist Party of China.

Meng Wu has served as an assistant to the manager of Shaanxi Yifuge since July 2012. Mr. Wu holds a B.S. in administrative management from Shaanxi Normal University.

Family Relationship

Jincao Wu, our director and chief executive officer is married to Zhongyang Shang, the chairman of our board of directors.

None of the other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

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Code of Ethics

We have not adopted a code of ethics to apply to our executive officers.

Compensation of Directors

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors. Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. No director received and/or accrued any compensation for his services as a director.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Li Su, 7F, No. 247, No. 28, Xi Hua South Rd., High-Tech Zone, Xian Yang City, Shaanxi Province, China 712000. Li Su will forward the communication either to the board or directors, or to an individual director, if the communication is directed to a specific director.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of December 31, 2015, by:

•	Each director;

•	Each officer named in the summary compensation table;

•	Each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

•	All officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (2)
Directors and Executive Officers
Jincao Wu, director, chief executive officer	33,600,000	60%
Zhongyang Shang, chairman of the board of directors	-	*
Meng Wu, director	50,000	*
Liping Cui, chief financial officer	20,000	*
All directors and executive officers as a group (3 persons)	33,670,000	60%

5% Holders
Jincao Wu, director, chief executive officer	33,600,000	60%
All 5% holders as a group (1 person)	33,600,000	60%

_______________

*	Less than 1%.

(1)	Unless otherwise noted, the address is c/o Li Su, 7F, No. 247, No. 28, Xi Hua South Rd., High-Tech Zone, Xian Yang City, Shaanxi Province, China 712000.

(2)

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/ or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 56,000,007 shares of common stock outstanding as of December 31, 2015.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.

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MANAGEMENT

The following table sets forth information concerning our executive officers.

Directors and Executive Officers	Age	Position / Title
Jincao Wu	44	Director, chief executive officer
Liping Cui	44	Chief financial officer and treasurer

Our officers serve at the pleasure of the board of directors. See "Board of Directors" for information concerning Jincao Wu. There is no family relationship among any of our executive officers.

Liping Cui has almost 20 years of experience in accounting management. She has served as our chief financial director and treasurer since September 2015. She has also served as the chief financial officer of Shaanxi Yifuge since January 2012. From January 2010 to December 2011, Ms. Cui served as the general manager of Xianyang Forestry Supply Co., Ltd., a PRC-based company focuses on the sale of rosin and forest seedling. Ms. Cui holds a B.S. in financial management from Shaanxi University of Science and Technology, and a certificate of intermediate accountant.

SUMMARY COMPENSATION TABLES

The following tables set forth below a summary of the dollar values of the compensation provided in 2014 and 2013 to each person who served as our principal executive or financial officer during 2014. No other officer received compensation of $100,000 or more during 2014.

Name	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total

Yueping Li, former chief executive officer and director	2014	$-	-	-	-	$-
	2013	-	-	-	-	-
Shuncheng Ma, former chief financial officer, director and treasurer	2014	-	-	-	-	-
	2013	-	-	-	-	-
Shengli Liu, former chairman of the board, director and president	2014	-	-	-	-	-
	2013	-	-	-	-	-
Chunli Li, former secretary	2014	-	-	-	-	-
	2013	-	-	-	-	-

Employment Agreements

We do not have employment agreements with any of our current executive officer.

RELATED PARTY TRANSACTIONS

On September 29, 2015, Xi'An Qi Ying Bio-Tech Limited, a Chinese limited liability company and our indirectly wholly owned subsidiary ("Qi Ying") entered into a series of agreements with Shaanxi Yifuge, a variable interest entity (or VIE) and Shaanxi Yifuge became our affiliated operating company in China. As consideration, we issued 33,600,000 shares of our common stock to Jincao Wu, who is the control person and owner of Shaanxi Yifuge. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

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On September 29, 2015, we entered into agreement to convert $484,000 outstanding convertible promissory notes and all of the accrued and unpaid interests into 2,720,000 shares of common stock to 8 note holders. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Related party receivables consisted of the following as of June 30, 2015 and December 31, 2014:

	6/30/2015	12/31/2014
Wu, Jing Meng	$780,257	$599,495

Related party receivable represented advances made by the Company to Mr. Wu, the deputy general manager of the Company. The funds will be used by Mr. Wu to pay for construction of a second senior home in Xianyang City, Shaanxi Province. The Company will provide management services to this new senior home after the construction is completed. The receivable had no impact on earnings. The balance of related party receivables is unsecured, interest-free and has no fixed terms of repayment. It is neither past due nor impaired. Management believes the amounts are recoverable.

OTHER INFORMATION

Financial Statements

Our audited financial statements, which include our results of operations for December 31, 2014 and 2013, and our results of operations for the six months and three months ended June 30, 2015, are included in our Form 8-K Current Report filed on October 13, 2015.

The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov. Our Form 8-K filed on October 13, 2015 is available on the SEC's website at http://www.sec.gov/Archives/edgar/data/805729/000154972715000096/form8kyifugemergerandothersf.htm.

Deadline for Submission of Stockholders Proposals for the 2016 Annual Meeting

Proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office deadline at a reasonable time before the Company begins to print and send its proxy materials.

Date: December 31, 2015	By:	/s/ Jincao Wu
Jincao Wu
Chief Executive Officer

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